UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
 May 9, 2011

PASSUR AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

New York	0-7642	11-2208938
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Landmark Square, Suite 1900
Stamford, CT
(Address of principal executive offices)

203-622-4086
Registrant’s telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 9, 2011, PASSUR Aerospace, Inc. (the “Company”), based upon the recommendation of a special committee of independent directors (the “Special Committee”) of the board of directors of the Company (the “Board”), entered into definitive securities purchase agreements to sell 1,044,644 shares of its common stock (the “Common Stock”) in a private placement financing with a select group of accredited investors, including certain members of the Board of Directors of the Company. The Company will sell 687,500 shares of Common Stock to certain private investors unaffiliated with the Company at a price of $4.00 per share, and 357,144 shares of Common Stock to three directors, Bruce Whitman, Jim Morgan and Peter Bloom, at a price of $4.20 per share, resulting in aggregate gross proceeds of $4,250,000.  The private placement is further described in Item 3.02 below, which information is hereby incorporated by reference into this Item 1.01.  The foregoing description of the terms and conditions of the securities purchase agreements is not complete and is subject to and qualified in its entirety by reference to the full text of the form of securities purchase agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition, on May 9, 2011, based upon the recommendation of the Special Committee, the Company entered into a Debt Conversion Agreement with G.S. Beckwith Gilbert, the company’s Chairman and significant shareholder, pursuant to which the Company and Mr. Gilbert agreed that (i) the Company will repay $4,250,000 in principal amount of the outstanding note payable to Mr. Gilbert (the “Note”), (ii) $5,750,000 of the principal amount of the Note will be converted into 1,369,048 shares of Common Stock and (iii) a new note in the form attached hereto as Exhibit 10.1 (the “New Note”) will be issued in a principal amount equal to the remaining $4,814,880 principal balance of the Note following such conversion.  The terms of the New Note are described in Item 2.03 below, which information is hereby incorporated by reference into this Item 1.01.  The Company will repay the $4,250,000 to Mr. Gilbert using funds from the private placement.  The foregoing description of the Debt Conversion Agreement and the New Note is not complete and is subject to and qualified in its entirety by reference to the Debt Conversion Agreement and the New Note, copies of which are attached hereto as Exhibit 10.2 and the terms of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.  On May 9, 2011, the Company issued the New Note to Mr. Gilbert.  The New Note bears a maturity date of November 1, 2014.  The annual interest rate on the New Note is 9%, payable as follows: (i) interest at the annual rate of 6% will be payable in cash, and (ii) the remaining interest at the annual rate of 3% payable at the option of the Company in cash or "paid in kind" and added to the principal of the New Note. Interest payments shall be made annually at October 31 of each year.  The foregoing description of the New Note is not complete and is subject to and qualified in its entirety by reference to the New Note, a copy of which is attached hereto as Exhibit 10.2 and the terms of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On May 9, 2011, the Company, based upon the recommendation of the Special Committee, entered into a definitive securities purchase agreement to sell 357,144 shares of restricted Common Stock to Bruce Whitman, Jim Morgan, and Peter Bloom, each of whom are directors of the Company, at a price of $4.20 per share, for an aggregate offering price of $1,500,004.80.  In addition, on May 9, 2011, the Company, based upon the recommendation of the Special Committee, entered into a definitive securities purchase agreement to sell 687,500 shares of restricted Common Stock to certain private investors unaffiliated with the Company at a price of $4.00 per share, for an aggregate offering price of $2,750,000. Each of the recipients of the shares so issued is an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”). No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The shares were offered pursuant to an exemption from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.  The foregoing description of the terms and conditions of the securities purchase agreements is not complete and is subject to and qualified in its entirety by reference to the full text of the form of securities purchase agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Securities Purchase Agreement, dated May 9, 2011
10.2	Debt Conversion Agreement and Secured Promissory Note, dated May 9, 2011
99.1	Press Release dated May 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.
Registrant

May 9, 2011	By:	/s/ Jeffrey P. Devaney
		Name:	Jeffrey P. Devaney
		Title:	Chief Financial Officer

 EXHIBIT INDEX
Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated May 9, 2011
10.2	Debt Conversion Agreement and Secured Promissory Note, dated May 9, 2011
99.1	Press Release, dated May 9, 2011